Exhibit 10.28
BENEFIT MAINTENANCE PLAN
OF
HUDSON CITY SAVINGS BANK

Effective December 19, 2006
Amended and Restated Effective As Of December 31, 2008

(i)

Page
Section 1.40 Unforeseeable Emergency	6

ARTICLE II

MEMBERSHIP

Section 2.1 Eligibility for Membership	6
Section 2.2 Commencement of Membership	7
Section 2.3 Termination of Membership	7

ARTICLE III

BENEFITS TO MEMBERS
Section 3.1 Supplemental ESOP Benefit	7
Section 3.2 Restored	9
Section 3.3 Supplemental Retirement Benefit	10
Section 3.4 Supplemental Savings Benefit	12

ARTICLE IV

DEATH BENEFITS

Section 4.1 Supplemental ESOP Death Benefit	13
Section 4.2 Restored ESOP Death Benefit	14
Section 4.3 Supplemental Retirement Death Benefit	14
Section 4.4 Supplemental Savings Death Benefit	14
Section 4.5 Beneficiaries	14
Section 4.6 One-Time Payment Elections	15

ARTICLE V

EARLY DISTRIBUTIONS AND OTHER DISTRIBUTION REQUIREMENTS

Section 5.1 Unforeseeable Emergency	15
Section 5.2 Domestic Relations Order	15
Section 5.3 Compliance with Certificate of Divestiture	15
Section 5.4 Mandatory Cashout of Small Balances	15
Section 5.5 Restrictions on Payments to Key Employees	16
Section 5.6 Payment in Shares	16

ARTICLE VI

TRUST FUND

Section 6.1 Establishment of Trust	16
Section 6.2 Contributions to Trust	5
Section 6.3 Unfunded Character of Plan	16

(ii)

(iii)

BENEFIT MAINTENANCE PLAN
OF
HUDSON CITY SAVINGS BANK
INTRODUCTION
          This Benefit Maintenance Plan of Hudson City Savings Bank combines, amends and restates the ESOP Restoration Plan of Hudson City Savings Bank, the Hudson City Savings Bank Supplemental Executive Retirement Plan and the Supplementary Savings Plan of Hudson City Savings Bank, on December 19, 2006, effective as of January 1, 2005. It has been amended and restated effective as of December 31, 2008.
ARTICLE I
DEFINITIONS
          Wherever appropriate to the purposes of the Plan, capitalized terms shall have the meanings assigned to them under the Retirement Plan, Savings Plan or ESOP, as applicable; provided, however, that the following special definitions shall apply for purposes of the Plan, unless a different meaning is clearly indicated by the context:
          Section 1.1 Acceleration Event means, with respect to a Member, any of the events described in sections 5.1, 5.2, 5.3 and 5.4 on the basis of which the plan administrator may permit acceleration of the payment of the balance credited to the Member’s Account.
          Section 1.2 Affiliated Employer means the Bank; any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) that includes the Bank; any trade or business (whether or not incorporated) that is under common control (as defined in section 414(c) of the Code) with the Bank; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in section 414(m) of the Code) that includes the Bank; any leasing organization (as defined in section 414(n) of the Code) to the extent that any of its employees are required pursuant to section 414(n) of the Code to be treated as employees of the Bank; and any other entity that is required to be aggregated with the Bank pursuant to regulations under section 414(o) of the Code.
          Section 1.3 Applicable Limitation means any of the following: (a) the limitation on annual compensation that may be recognized under a tax-qualified plan for benefit computation purposes pursuant to section 401(a)(17) of the Code; (b) the maximum limitation on annual benefits payable by a tax-qualified defined benefit plan pursuant to section 415(b) of the Code; (c) the maximum limitation on annual additions to a tax-qualified defined contribution plan pursuant to section 415(c) of the Code; (d) the maximum limitation on aggregate annual benefits and annual additions under a combination of tax-qualified defined benefit and defined contribution plans maintained by a single employer pursuant to section 415(e) of the Code; (e) the maximum limitation on annual elective deferrals to a qualified cash or deferred arrangement pursuant to section 402(g) of the Code; (f) the annual limitation on elective deferrals under a qualified cash or deferred arrangement by highly compensated employees pursuant to section 401(k) of the Code; (g) the annual limitation on voluntary employee contributions by, and employer matching contributions for, highly compensated employees pursuant to section 401(m) of the Code and (h) any limitation on the definition of compensation employed for benefit accrual purposes under the ESOP, Retirement Plan or Savings Plan pursuant to which compensation deferred under the Officers’ Deferred Compensation Plan is excluded solely because of such deferral..
          Section 1.4 Bank means Hudson City Savings Bank and any successor thereto.
          Section 1.5 Beneficiary means any person, other than a Member or Former Member, who is determined to be entitled to benefits under the terms of the Plan.
          Section 1.6 Board means the Board of Directors of the Bank.
          Section 1.7 Change in Control means the happening of any of the following events:
     (a) the occurrence of any event upon which any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of Hudson City Bancorp, Inc.; (ii) a corporation owned, directly or indirectly, by the stockholders of the Hudson City Bancorp, Inc. in substantially the same proportions as their ownership of stock of Hudson City Bancorp, Inc.; or (iii) any group constituting a person in which employees of Hudson City Bancorp, Inc. are substantial members, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by Hudson City Bancorp, Inc. representing 25% or more of the combined voting power of all of Hudson City Bancorp, Inc.’s then outstanding securities; or
     (b) the occurrence of any event upon which the individuals who were members of the Board as of the date this Plan was adopted, together with individuals whose election by the Board or nomination for election by Hudson City Bancorp, Inc.’s shareholders was approved by the affirmative vote of at least two-thirds of the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of Hudson City Bancorp, Inc. (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or
     (c) the shareholders of Hudson City Bancorp, Inc. approve either:

     (i) a merger or consolidation of Hudson City Bancorp, Inc. with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:
     (A) either (1) the members of the Board of Hudson City Bancorp, Inc. immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (2) the shareholders of Hudson City Bancorp, Inc. own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities then outstanding in substantially the same proportions as their ownership of voting securities of Hudson City Bancorp, Inc. before such merger or consolidation; and
     (B) the entity which results from such merger or consolidation expressly agrees in writing to assume and perform Hudson City Bancorp, Inc.’s obligations under the Plan; or
     (ii) a plan of complete liquidation of Hudson City Bancorp, Inc. or an agreement for the sale or disposition by Hudson City Bancorp, Inc. of all or substantially all of its assets; and
     (d) any event that would be described in section 1.7(a), (b) or (c) if “Hudson City Savings Bank” were substituted for “Hudson City Bancorp, Inc.” therein.
          Section 1.8 Change in Control Event means, with respect to a Member: (a) a change in ownership of the Member’s Service Recipient; (b) a change in effective control of the Member’s Service Recipient; or (c) a change in the ownership of a substantial portion of the assets of the Member’s Service Recipient. The existence of a Change in Control Event shall be determined by the plan administrator in accordance with section 409A of the Code and the regulations thereunder.
          Section 1.9 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any prior law or succeeding law).
          Section 1.10 Committee means the Employee Benefit Plans Committee of the Board, or such other person, committee or other entity as shall be designated by or on behalf of the Board to perform the duties set forth in Article VII.
          Section 1.11 Company means Hudson City Bancorp, Inc. or any successor thereto.
          Section 1.12 Disability means, with respect to a Member, any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of at least twelve (12) months and as a result of which either: (a) the

Member is unable to engage in any substantial gainful activity or (b) the Member has been receiving income replacement benefits for a period of at least three (3) months under an accident and health plan covering employees of the Member’s Employer. The existence of a Disability shall be determined by the plan administrator in accordance with section 409A of the Code and the regulations thereunder.
          Section 1.13 Eligible Employee means an Employee who is eligible for participation in the Plan in accordance with the provisions of Article II.
          Section 1.14 Employee means any person, including an officer, who is employed by any Affiliated Employer.
          Section 1.15 Employer means the Company and the Bank and any Affiliated Employer which, with the prior written approval of the Board of Directors of the Company and subject to such terms and conditions as may be imposed by the Board of Directors of the Company, shall adopt this Plan.
          Section 1.16 Employer Contributions means contributions by any Employer to the ESOP other than contributions that result in the allocation of Shares.
          Section 1.17 ERISA means the Employee Retirement Income Security Act of l974, as amended from time to time (including the corresponding provisions of any succeeding law).
          Section 1.18 ESOP means the Employee Stock Ownership Plan of Hudson City Savings Bank, as amended from time to time (including the corresponding provisions of any successor qualified employee stock ownership plan adopted by the Bank).
          Section 1.19 Exchange Act means the Securities Exchange Act of 1934, as amended from time to time (including the corresponding provisions of any succeeding law).
          Section 1.20 Fair Market Value of a Share means, with respect to a Share on a specified date:
     (a) the final quoted sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which like Shares are listed or admitted to trading; or
     (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

     (c) if sections 1.20(a) and (b) are not applicable, the fair market value of a Share as determined by an appraiser independent of any Employer and experienced and expert in the field of corporate appraisal.
          Section 1.21 Former Member means a person whose membership in the Plan has terminated as provided under section 2.3.
          Section 1.22 Member means any person who is participating in the Plan in accordance with its terms.
          Section 1.23 Plan means the Benefit Maintenance Plan of Hudson City Savings Bank, as amended from time to time (including the corresponding provisions of any successor plan adopted by the Bank or Company).
          Section 1.24 Restored ESOP Benefit means the benefit payable pursuant to section 3.2 of the Plan.
          Section 1.25 Restored ESOP Death Benefit means the death benefit payable pursuant to section 4.2 of the Plan.
          Section 1.26 Retirement Plan means the Employees’ Retirement Plan of Hudson City Savings Bank as amended from time to time (including the corresponding provisions of any successor qualified defined benefit pension plan adopted by the Bank).
          Section 1.27 Savings Plan means the Profit Incentive Bonus Plan of Hudson City Savings Bank as amended from time to time (including the corresponding provisions of any successor qualified 401(k) plan adopted by the Bank).
          Section 1.28 Service Recipient means with respect to a Member on any date: (a) the corporation for which the Member is performing services on such date; (b) all corporations that are liable to the Member for the benefits due to him under the Plan; (c) a corporation that is a majority shareholder of a corporation described in section 1.28(a) or (b); or (d) any corporation in the chain, ending in a corporation described in section 1.28(a) or (b).
          Section 1.29 Share means a share of common stock, par value $.01 per share, of Hudson City Bancorp, Inc.
          Section 1.30 Stock Unit means a right to receive a payment under the Plan in an amount equal, on the date as of which such payment is made, to the Fair Market Value of a Share.
          Section 1.31 Supplemental ESOP Account means a bookkeeping account that is credited with Stock Units and Employer Contributions to reflect all Shares and Employer Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the ESOP), respectively, that cannot be allocated to a Member’s account under the ESOP due to the Applicable Limitations.

          Section 1.32 Supplemental ESOP Benefit means the benefit payable pursuant to section 3.1 of the Plan.
          Section 1.33 Supplemental ESOP Death Benefit means the death benefit payable pursuant to section 4.1 of the Plan.
          Section 1.34 Supplemental Retirement Benefit means the benefit payable pursuant to section 3.3 of the Plan.
          Section 1.35 Supplemental Retirement Death Benefit means the death benefit payable pursuant to section 4.3 of the Plan.
          Section 1.36 Supplemental Savings Account means a bookkeeping account established a Member for purposes of measuring the Member’s benefit (including interest earned before or after the date hereof on any contributions) under the frozen Supplementary Savings Plan of Hudson City Savings Bank.
          Section 1.37 Supplemental Savings Benefit means the benefit payable pursuant to section 3.4 of the Plan.
          Section 1.38 Supplemental Savings Death Benefit means the death benefit payable pursuant to section 4.4 of the Plan.
          Section 1.39 Termination of Service means the later of (i) the date of the Employee’s separation from service (as defined in section 409A of the Code) with all Employers in all capacities other than as a non-employee director, whether by resignation, discharge, death, disability, retirement or otherwise..
          Section 1.40 Unforeseeable Emergency means, with respect to a Member, a severe financial hardship to the Member resulting from illness or accident of the Member, the Member’s spouse or a dependent (within the meaning of section 152(e) of the Code) of the Member, loss of the Member’s property due to casualty, or other similar, extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Member. The existence of an Unforeseeable Emergency shall be determined by the plan administrator in accordance with section 409A of the Code and the regulations thereunder.
ARTICLE II
MEMBERSHIP
          Section 2.1 Eligibility for Membership.
          Only Eligible Employees may be or become Members. An Employee shall become an Eligible Employee if:
     (a) he has been designated an Eligible Employee by resolution of the Board; and

     (b) he is a Member of the ESOP and/or Retirement Plan and/or a Participant in the Savings Plan and the benefits to which he is entitled thereunder are limited by one or more of the Applicable Limitations;
provided, however, that no person shall be named an Eligible Employee, nor shall any person who has been an Eligible Employee continue as an Eligible Employee, to the extent that such person’s participation, or continued participation, in the Plan would cause the Plan to fail to be considered maintained for the primary purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of ERISA. The Board may, in its sole discretion, designate that an Employee become an Eligible Employee as to any or all of (i) the Supplemental ESOP Benefit under section 3.1 and Supplemental ESOP Death Benefit under section 4.1, (ii) the Restored ESOP Benefit under section 3.2 and the Restored ESOP Death Benefit under section 4.2, (iii) the Supplemental Retirement Benefit under section 3.3 and the Supplemental Retirement Death Benefit under section 4.3 and/or (iv) the Supplemental Savings Benefit under section 3.4 and the Supplemental Savings Death Benefit under section 4.4. Effective as of January 1, 2004, Supplemental Savings Benefits have been frozen, with the effect that after such date, no additional additions or adjustments shall be made to such benefits, except to reflect earnings adjustments on existing balances.
          Section 2.2 Commencement of Membership.
          An Employee shall become a Member on the date when he is first designated as an Eligible Employee by the Board, unless the Board shall, by resolution, establish an earlier or later effective date of participation for a Member.
          Section 2.3 Termination of Membership.
          Membership in the Plan shall cease on the earlier of (a) the date of the Member’s Termination of Service or (b) the date on which he ceases to be an Eligible Employee.
ARTICLE III
BENEFITS TO MEMBERS
          Section 3.1 Supplemental ESOP Benefit.
          (a) A Member who has been designated by the Board under section 2.1 for a Supplemental ESOP Benefit under this Plan shall be eligible for such benefit in an amount equal to the sum of:
     (i) a number of Stock Units equal to the excess (if any) of (A) the aggregate number of Shares (including any reallocation of Shares forfeited upon the termination of employment of others participating in the ESOP) that would have been credited to the Member’s account under the ESOP in the absence of the Applicable Limitations over (B) the number of Shares actually credited to his account under the ESOP; plus

     (ii) if and to the extent that Employer Contributions to the ESOP result in allocations to the Member’s account of assets other than Shares, an amount equal to the excess (if any) of (A) the aggregate amount of Employer Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the ESOP) that would have been credited to the Member’s account under the ESOP in the absence of the Applicable Limitations over (B) the aggregate amount of Employer Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the ESOP) actually credited to the Member’s account under the ESOP;
adjusted for earnings and losses as provided section 3.1(b); provided, however, that if the Member dies before the payment of such Supplemental ESOP Benefit begins, no benefit shall be payable under this section 3.1 and the Supplemental ESOP Death Benefit, if any, which may be payable shall be determined under section 4.1, if applicable to such Member.
          (b) In the case of a Member who is eligible for the Supplemental ESOP Benefit, the Committee shall cause to be maintained a Supplemental ESOP Account. Each Supplemental ESOP Account shall be credited with Stock Units (in respect of Shares) and Employer Contributions as of the date on which such Shares and Employer Contributions, as well as any allocations of unallocated assets held in a suspense account, would have been credited to the Member’s account in the ESOP in the absence of the Applicable Limitations. The balance credited to the Supplemental ESOP Account shall be adjusted for earnings or losses as follows:
     (i) all Stock Units shall be adjusted from time to time so that the value of a Stock Unit on any date is equal to the Fair Market Value of a Share on such date, and the number of Stock Units shall be adjusted as and when appropriate to reflect any stock dividend, stock split, reverse stock split, exchange, conversion, or other event generally affecting the number of Shares held by all holders of Shares; and
     (ii) (A) except as provided in section 3.1(b)(ii)(B), the balance credited to the Supplemental ESOP Account that does not consist of Stock Units shall be credited with interest as of the last day of each calendar quarter at the highest rate of interest credited on certificates of deposit issued by the Bank during that calendar quarter; or
     (B) if and to the extent permitted by the Committee, the balance credited to Supplemental ESOP Account that does not consist of Stock Units shall be adjusted as though such Employer Contributions had been contributed to a trust fund and invested, for the benefit of the Member, in such investments at such time or times as the Member shall have designated in such form and manner as the Committee shall prescribe;
provided, however, that to the extent that the Member shall receive on a current basis any dividend paid with respect to Shares credited to his account under the ESOP, the bookkeeping account established for him under this Plan shall not be adjusted to reflect such dividend and, instead, the Member shall be paid an amount per Stock Unit equal to the dividend per Share received by the Member under the ESOP at substantially the same time as such dividend is paid under the ESOP.
          (c) The Supplemental ESOP Benefit payable to a Member hereunder shall be paid in a single lump sum as soon as practicable during the calendar year following the calendar year in which the Member’s Termination of Service occurs and shall be in an amount equal to the balance of his Supplemental ESOP Account. Notwithstanding the foregoing, a Member may, within 30 days after first becoming eligible to participate in the Plan for purposes of receiving a Supplemental ESOP Benefit, specify that the Supplemental ESOP Benefit be paid in a different form or commencing at a different time by filing a written election, in such form and manner as the Committee may prescribe, within such 30-day period; provided, however, that such election shall be applicable only with respect to compensation payable for services to be performed subsequent to the election.
          (d) Notwithstanding anything in the Plan to the contrary, any Member who will be seventy (70) years old or older as of December 31, 2006 may, by written election on or before December 31, 2006 and in such form and manner as the Committee may prescribe, elect to terminate participation in the Plan with respect to the Supplemental ESOP Benefit and receive payment in an amount equal to the balance of his Supplemental ESOP Account on a specified date or pursuant to a specified schedule; provided, however, that no such payment(s) shall be made prior to January 1, 2007.
          Section 3.2 Restored ESOP Benefit.
          (a) A Member who has been designated by the Board under section 2.1 to recover the Restored ESOP Benefit shall be entitled, upon his Termination of Service upon or after attaining normal retirement age or being eligible for an early retirement benefit under the terms of the Retirement Plan, to an unfunded, unsecured promise from the Bank to receive an amount determined by:
     (i) projecting the total number of Shares that would have been allocated to the Member’s account under the terms of the ESOP and the ESOP Restoration Plan had the Member continued in the employ of the Bank measured from the date the Member was first eligible to participate in the ESOP until the ESOP loan was repaid in full and all of the Shares acquired when the ESOP loan was made were allocated; and then
     (ii) reducing the number of Shares projected in section 3.2(a)(i) above, by the actual number of Shares allocated to the Member under the terms of the ESOP and the ESOP Restoration Plan as of the last day of the final plan year of the ESOP in which the Member was an active Member for purposes of allocations under the ESOP; and
     (iii) multiplying the number of Shares determined in section 3.2(a)(ii) above by the average of the closing prices of such Shares at the end of each fiscal quarter during the preceding twelve fiscal quarters immediately preceding (or such fewer quarters as the Member has been a Member) the Member’s Termination of Service;
provided, however, that if the Member dies before the payment of such Restored ESOP Benefit begins, no benefit shall be payable under this section 3.2 and the Restored ESOP Death Benefit, if any, which may be payable shall be determined under section 4.2, if applicable to such Member.
          (b) The projection of Shares required by section 3.2(a)(i) above shall be performed by a public accountant based on assumptions which the Committee has approved as reasonable at the time the calculation of the benefit payable to the Member is performed.
          (c) The Restored ESOP Benefit payable to a Member hereunder shall be paid in a single lump sum as soon as practicable during the calendar year following the calendar year in which the Member’s Termination of Service occurs and shall be in an amount determined pursuant to section 3.2(a) above. Notwithstanding the foregoing, a Member may, within 30 days after first becoming eligible to participate in the Plan for purposes of receiving a Restored ESOP Benefit, specify that the Restored ESOP Benefit be paid in a different form or commencing at a different time by filing a written election, in such form and manner as the Committee may prescribe, within such 30-day period; provided, however, that such election shall be applicable only with respect to compensation payable for services to be performed subsequent to the election.
          (d) Notwithstanding anything in the Plan to the contrary, any Member who will be seventy (70) years old or older as of December 31, 2006 may, by written election on or before December 31, 2006 and in such form and manner as the Committee may prescribe, elect to terminate participation in the Plan with respect to the Restored ESOP Benefit and receive payment of the Restored ESOP Benefit in an amount determined pursuant to section 3.2(a) above on a specified date or pursuant to a specified schedule; provided, however, that no such payment(s) shall be made prior to January 1, 2007.
          Section 3.3 Supplemental Retirement Benefit.
          (a) A Member who has been designated by the Board under section 2.1 to receive the Supplemental Retirement Benefit shall be eligible for a Supplemental Retirement Benefit under this Plan in an amount equal to the excess of :
     (i) The normal retirement allowance, early retirement allowance or disability retirement allowance (as applicable) to which he would be entitled under the Retirement Plan in the absence of the Applicable Limitations; over
     (ii) The actual normal retirement allowance, early retirement allowance or disability retirement allowance (as applicable) to which he is entitled under the Retirement Plan;
in each case computed as of the date on which his benefit under the Retirement Plan is scheduled to commence. The Committee may, in its discretion grant additional years of credited service for purposes of computing the Supplemental Retirement Benefit; in such event the calculation in section 3.3(a)(i) shall reflect such additional years of credited service.
          (b) The Supplemental Retirement Benefit shall become 100% vested and nonforfeitable if a Member terminates employment on or after the date he attains age 65, has ten (10) years of service, dies or becomes disabled (within the meaning of the Retirement Plan). If a Member terminates employment while the Plan is still in effect and prior to any of the foregoing events, he shall forfeit all rights to a Supplemental Retirement Benefit.
          (c) In the event of a Change in Control, the Supplemental Retirement Benefit shall become 100% vested and nonforfeitable and no actuarial reductions shall be applied.
          (d) The Supplemental Retirement Benefit shall be paid:
     (i) To a married Member, in a monthly 100% joint and survivor annuity payable for the life of the Member, beginning on the first day of the month coincident with or next following the date of his retirement and upon his death, the monthly payment shall continue to his surviving spouse for her life, or to his child up to age 21 if his surviving spouse dies;
     (ii) To an unmarried Member, in a monthly single life annuity, beginning on the first day of the month coincident with or next following the date of his retirement and ending with the monthly payment immediately preceding his date of death;
provided, however, that if the Member dies before the payment of such Supplemental Retirement Benefit begins, no benefit shall be payable under this section 3.3 and the Supplemental Retirement Death Benefit, if any, which may be payable shall be determined under section 4.3, if applicable to such Member. For this purpose, a Member’s marital status shall be determined as of the date of the first benefit payment.
          (d) With the consent of the Committee, a Member may, within thirty (30) days after first becoming eligible to participate in the Plan for purposes of receiving the Supplemental Retirement Benefit, elect that the Supplemental Retirement Benefit be paid in a different form or commencing at a different time by filing a written election, in such form and manner as the Committee may provide, within such thirty (30) day period, and the amount of such benefit shall be the actuarial equivalent of the benefit payable in the absence of such election; provided, however, that such election shall be applicable only with respect to compensation payable for services to be performed subsequent to the election. The actuarial equivalent shall be computed on the basis of an eight percent (8%) interest rate assumption and the Unisex Pension Mortality Table for 1984 with ages set back two (2) years.
          (e) Notwithstanding section 3.3(d), each Member may elect at any time that the Supplemental Retirement Benefit be paid in a different form or commencing at a different time by filing a written election, in such form and manner as the Committee may provide; provided, however, that

     (i) Any such election shall not take effect until twelve (12) months after it is received by the Committee; and
     (ii) In the case of an election to defer a payment to be made on account of an event other than the Member’s death, Disability or Unforeseeable Emergency, the first payment made under such election shall not occur until at least five (5) years later than such payment would otherwise have been made; and
     (iii) In the case of an election to defer a payment to be made at a specified time or pursuant to a fixed schedule, such election shall be made at least twelve (12) months prior to the date the payment (or the first payment, if applicable), is scheduled to be made.
          Section 3.4 Supplemental Savings Benefit.
          (a) A Member who has been designated by the Board under section 2.1 to receive the Supplemental Retirement Benefit shall be entitled to the amount credited to his Supplemental Savings Account as of December 31, 2004, plus interest credited as of the end of each calendar quarter until the date of payment at the highest rate of interest credited on certificates of deposit issued by the Bank during that calendar quarter or according to such other interest crediting or investment earnings mechanism as the Committee may authorize. The Supplemental Savings Benefit shall be paid in a single lump sum as soon as practicable following the last day of the calendar year in which (i), (ii), (iii) or (iv) below occurs, as designated by the Member on his membership form prior to the date he became a Member:
     (i) The Member’s Termination of Service,
     (ii) The Member attains a designated age not less than age 59 1/2 or greater than age 70 1/2,
     (iii) The earlier of (i) or (ii), or
     (iv) The later of (i) or (ii);
provided, however, that if the Member dies before payment of the Supplemental Savings Benefit begins, no benefit shall be payable under this section 3.4 and the Supplemental Savings Death Benefit, if any, which may be payable shall be determined under section 4.4, if applicable to such Member. In the event that a Member failed to designate a commencement date in accordance with the foregoing, payment shall be made in accordance with section 3.4(a)(i).
          (b) Notwithstanding anything to the contrary in section 3.4(a), a Member or former Member may, subject to the Committee’s approval, by written election given in such form and manner as the Committee may prescribe, make an irrevocable election to receive distribution of his Supplemental Savings Account in annual installments over a period not to exceed fifteen (15) years; provided, however, that
     (i) Any such election shall not take effect until twelve (12) months after it is received by the Committee; and

          (ii) Such election shall be made at least twelve (12) months prior to the date the payment (or the first payment, if applicable), is scheduled to be made.; and
               (iii) Such election shall conform to the requirements of section 409A of the Code.
          (c) The Committee shall maintain, or cause to be maintained, records showing the individual balances of each Member’s Supplemental Savings Account. At least once a year, each Member shall be furnished with a statement setting forth the value of his Supplemental Savings Account.
ARTICLE IV
DEATH BENEFITS
          Section 4.1 Supplemental ESOP Death Benefit.
          If a Member who is eligible for a Supplemental ESOP Benefit under section 3.1 dies before the payment of such benefit begins, a Supplemental ESOP Death Benefit shall be payable to the Member’s Beneficiary under this Plan in amount equal to the balance credited to the Supplemental ESOP Account established for the Member under section 3.1(b). Such benefit shall be paid in a single lump as soon as practical during the calendar year following the death of the Member, and the Supplemental ESOP Account established for such Member pursuant to section 3.1(b) shall continue to be adjusted as provided therein through the last day of the last calendar month to end prior to the date of payment.

          Section 4.2 Restored ESOP Death Benefit.
          If a Member who is eligible for a Restored ESOP Benefit under section 3.2 dies before the payment of such benefit begins, a Restored ESOP Death Benefit shall be payable to the Member’s Beneficiary under this Plan in amount determined pursuant to section 3.2(a). Such benefit shall be paid in a single lump as soon as practical during the calendar year following the death of the Member.
          Section 4.3 Supplemental Retirement Death Benefit.
          If a Member who is eligible for a Supplemental Retirement Benefit under section 3.3 has completed ten (10) years of service and dies before the payment of such benefit begins, a Supplemental Retirement Death Benefit shall be payable to such Member’s spouse, or child up to age 21 if his surviving spouse dies, in the form of a 100% joint and survivor annuity such that his spouse (or child, if applicable) shall receive 100% of the annuity that the Member would have received if the Member had retired on the day before his death and began to receive a 100% joint and survivor annuity. Written election (which may, subject to the requirements of section 409A of the Code, be revoked at any time) may be made to waive this preretirement joint and survivor annuity. Such waiver will not be valid unless endorsed by the Member’s spouse’s notarized (or witnessed) consent.
          Section 4.4 Supplemental Savings Death Benefit
          If a Member who is eligible for a Supplemental Savings Benefit under section 3.4 dies before payment of any or all of the balance of his Supplemental Savings Account, a Supplemental Savings Death Benefit shall be payable in a single lump sum to the Member’s Beneficiary under this Plan as soon as practical during the calendar year following the Member’s death in the amount of the balance of his Supplemental Savings Account.
          Section 4.5 Beneficiaries.
          A Member or Former Member may designate a Beneficiary or Beneficiaries to receive any survivor benefits payable under the Plan upon his death. Any such designation, or change therein or revocation thereof, shall be made in writing in the form and manner prescribed by the Committee, shall be revocable until the death of the Member, and shall thereafter be irrevocable; provided, however, that any change or revocation shall be effective only if received by the Committee prior to the Member’s or Former Member’s death. If a Member or Former Member shall die without having effectively named a Beneficiary, he shall be deemed to have named his estate as his sole Beneficiary. If a Member or Former Member and his designated Beneficiary shall die in circumstances which give rise to doubt as to which of them shall have been the first to die, the Member or Former Member shall be deemed to have survived the Beneficiary. If a Member or Former Member designates more than one Beneficiary, all shall be deemed to have equal shares unless the Member or Former Member shall expressly provide otherwise.

          Section 4.6 One-Time Payment Elections.
          Each Member may, at any time prior to January 1, 2009, elect that any benefit payable under the Plan after December 31, 2008 be paid at a time or in a form permitted under the Plan other than time and form in effect before the election is made; provided, however that such election shall not result in any payment being made prior to January 1, 2009.
ARTICLE V
EARLY DISTRIBUTIONS AND OTHER DISTRIBUTION REQUIREMENTS
          Section 5.1 Unforeseeable Emergency.
          In the event that a Member has suffered an Unforeseeable Emergency, the Committee may, in its sole discretion and to the extent permitted under section 409A of the Code, allow such Member to obtain a lump sum withdrawal of an amount credited to him under the Plan that does not exceed the amount necessary to alleviate the Unforeseeable Emergency.
          Section 5.2 Domestic Relations Order .
          To the extent required to comply with the terms of a domestic relations order (within the meaning of section 414(p) of the Code) directed to and served upon the Plan, the Committee may direct the payment of all or any portion of the amount credited to him under the Plan at any time or in accordance with any payment schedule set forth in such order.
          Section 5.3 Compliance with Certificate of Divestiture.
          To the extent necessary to effect compliance with a certificate of divestiture (within the meaning of section 1043(b)(2) of the Code), the Committee may permit the distribution of all or a portion of the amount credited to him under the Plan earlier than the times otherwise provided in the Plan.
          Section 5.4 Mandatory Cashout of Small Balances.
          Notwithstanding anything in the Plan to the contrary but subject to section 5.5 if, as of December 31st of any calendar year in which the Member’s Termination of Service occurs, (i) the aggregate amount payable in respect of the Supplemental ESOP Benefit, the Restored ESOP Benefit and the Supplemental Savings Benefit is $10,000 or less, and/or (ii) the amount payable in respect of the Supplemental Retirement Benefit is $10,000 or less, in each case, the entire amount credited to him in respect of such benefit(s) shall be distributed in a single lump sum payment as soon as practicable during the immediately following calendar year (but in no event later than the later of December 31st of the year in which the Member’s Termination of Service occurs and the fifteenth (15th) day of the third (3rd) month following the Member’s Termination of Service).
          Section 5.5 Restrictions on Payments to Specified Employees.

          Notwithstanding anything in the Plan to the contrary, to the extent required under section 409A of the Code, no payment to be made to a specified employee (within the meaning of section 409A of the Code) on or after the date of his Termination of Service shall be made sooner than, and shall if necessary be deferred to, six (6) months after such Termination of Service.
          Section 5.6 Payment in Shares.
          Notwithstanding anything in the Plan to the contrary, any benefit payable under the Plan that is denominated in Stock Units or other phantom Shares or adjusted for earnings based on changes in the value of a Share may, at the discretion of the Committee be paid by distribution to the payment recipient of a number of Shares of equivalent value.
ARTICLE VI
TRUST FUND
          Section 6.1 Establishment of Trust.
          The Company may establish a trust fund which may be used to accumulate funds to satisfy benefit liabilities to Members, Former Members and their Beneficiaries under the Plan; provided, however, that the assets of such trust shall be subject to the claims of the creditors of the Company in the event that it is determined that the Company is insolvent; and provided, further, that the trust agreement shall contain such terms, conditions and provisions as shall be necessary to cause the Company to be considered the owner of the trust fund for federal, state or local income tax purposes with respect to all amounts contributed to the trust fund or any income attributable to the investments of the trust fund. The Company shall pay all costs and expenses incurred in establishing and maintaining such trust. Any payments made to a Member, Former Member or Beneficiary from a trust established under this section 6.1 shall offset payments which would otherwise be payable by the Company in the absence of the establishment of such trust. Any such trust will conform to the terms of the model trust described in Revenue Procedure 92-64, as the same may be modified from time to time.
          Section 6.2 Contributions to Trust.
          If a trust is established in accordance with section 6.1, the Company shall make contributions to such trust in such amounts and at such times as may be specified by the Committee or as may be required pursuant to the terms of the agreement governing the establishment and operation of such trust.
          Section 6.3 Unfunded Character of Plan.
          Notwithstanding the establishment of a trust pursuant to section 6.1, the Plan shall be unfunded for purposes of the Code and ERISA. Any liability of the Bank, the Company or another Employer to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Bank, the Company or such other Employer. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Bank, the Company or any other Employer.
ARTICLE VII
ADMINISTRATION
          Section 7.1 The Committee.
          Except for the functions reserved to the Bank or the Board, the administration of the Plan shall be the responsibility of the Committee. The Committee shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan. The determination of the Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Committee shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Committee shall have the following powers:
     (a) to furnish to all Members, upon request, copies of the Plan and to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;
     (b) to make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;
     (c) to interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, and the determinations of the Committee in respect thereof shall be binding, final and conclusive upon all interested parties;
     (d) to decide on questions concerning the Plan in accordance with the provisions of the Plan;
     (e) to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan, to hear and decide claims for benefits, and to provide a full and fair review to any Member whose claim for benefits has been denied in whole or in part;
     (f) to designate a person, who may or may not be a member of the Committee, as “plan administrator” for purposes of the ERISA;
     (g) to allocate any such powers and duties to or among individual members of the Committee; and

     (h) to designate persons other than Committee members to carry out any duty or power which would otherwise be a responsibility of the Committee or administrator under the terms of the Plan.
          Section 7.2 Liability of Committee Members and Their Delegates.
          To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with administering the Plan, the Bank, the Company, any Employer, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any actuary, counsel, accountant, other specialist, or other person selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, no member of the Committee, nor the Bank, the Company, any Employer, nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of any other members of the Committee, agent, officer or employee of the Bank, the Company or any Employer. Any person claiming benefits under the Plan shall look solely to the Employer for redress.
          Section 7.3 Plan Expenses.
          All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan (including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration of the Plan), shall be paid by the Bank.
          Section 7.4 Facility of Payment.
          If the Company is unable to make payment to any Member, Former Member Beneficiary, or any other person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such Member, Former Member, Beneficiary, or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Member, Former Member, Beneficiary, or other person shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Member, Former Member, Beneficiary or other person shall be forfeited 24 months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated, retroactively, no later than 60 days after the date on which the Member, Former Member, Beneficiary, or other person is identified or located.
ARTICLE VIII
AMENDMENT AND TERMINATION
          Section 8.1 Amendment by the Bank.
          The Bank reserves the right, in its sole and absolute discretion, at any time and from to time, by action of the Board, to amend the Plan in whole or in part. In no event,

however, shall any such amendment adversely affect the right of any Member, Former Member or Beneficiary to receive any benefits under the Plan in respect of participation for any period ending on or before the later of the date on which such amendment is adopted or the date on which it is made effective.
          Section 8.2 Termination.
          (a) The Company also reserves the right, in its sole and absolute discretion, by action of the Board, to terminate the Plan, but only in the following circumstances:
     (i) Within thirty (30 days prior to or twelve (12) months after any Change in Control Event; and
     (ii) At such other time and in such other circumstances as may be permitted under section 409A of the Code.
In such event, all benefits theretofore accrued shall be 100% vested, no further benefits shall accrue, and undistributed benefits attributable to participation prior to the date of termination shall, to the extent not in pay status, be distributed in lump sum payments as soon as practicable following the effective date of termination and, to the extent already in pay status, be maintained and distributed in accordance with the payment election in effect, unless the Board of Directors specifies otherwise in its resolution of termination in accordance with the requirements of section 409A of the Code.
          (b) Notwithstanding anything to the contrary in the Plan, the Plan shall terminate automatically upon the occurrence of a Change in Control Event, or, with respect to a Change in Control Event that is contemplated by a definitive written agreement, upon the delivery to the plan administrator of a written certification of the President and Chief Executive Officer of the Company that all material conditions to the consummation of the Change in Control Event contemplated by such definitive agreement have been satisfied or waived and the closing of such transaction will occur within thirty (30) days thereafter. In such event, undistributed benefits attributable to participation prior to the date of termination shall be distributed as though each Member terminated employment with the Bank, the Company and all other Employers as of the effective date of termination of the Plan.
          (c) The Company reserves the right, in its sole and absolute discretion, by action of the Board, to suspend the operation of the Plan, but only in the following circumstances:
     (i) With respect to Supplemental ESOP Benefits, Restored ESOP Benefits, Supplemental Retirement Benefits and/or Supplemental Savings Benefits to be contributed and/or earned, as applicable, for the calendar years beginning after the date of adoption of the resolution suspending the operation of the Plan; and
     (ii) At such other time and in such other circumstances as may be permitted under section 409A of the Code.

In such event, no further benefits shall accrue following the effective date of the suspense and any accounts in existence or other amounts payable prior to such date shall continue to be maintained, and payments shall continue to be made, in accordance with the provisions of the Plan.
          (d) Except for any automatic termination provided for in the Plan, the Plan may only be terminated by resolution of the Board or by written instrument signed by an officer of the Company authorized by resolution of the Board to effect such termination.
          Section 8.3 Amendment or Termination by Other Employers.
          In the event that a corporation or trade or business other than the Bank shall adopt this Plan, such corporation or trade or business shall, by adopting the Plan, empower the Bank to amend or terminate the Plan, insofar as it shall cover employees of such corporation or trade or business, upon the terms and conditions set forth in sections 8.1 and 8.2; provided, however, that any such corporation or trade or business may, by action of its board of directors or other governing body, amend or terminate the Plan, insofar as it shall cover employees of such corporation or trade or business, at different times and in a different manner. In the event of any such amendment or termination by action of the board of directors or other governing body of such a corporation or trade or business, a separate plan shall be deemed to have been established for the employees of such corporation or trade or business, and any amounts set aside to provide for the satisfaction of benefit liabilities with respect to Employees of such corporation or trade or business shall be segregated from the assets set aside for the purposes of this Plan at the earliest practicable date and shall be dealt with in accordance with the documents governing such separate plan.
ARTICLE IX
MISCELLANEOUS PROVISIONS
          Section 9.1 Construction and Language.
          Wherever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and the masculine gender may be read to refer to the feminine gender or the neuter. Any reference to an Article or section shall refer to an Article or section of the Plan, unless otherwise indicated.
          Section 9.2 Headings.
          The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Agreement, the text shall control.
          Section 9.3 Non-Alienation of Benefits.
          Except as may otherwise be required by law, no distribution or payment under the Plan to any Member, Former Member or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Member, Former Member or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge encumber or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its sole discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment, or any part thereof, to or for the benefit of such Member, Former Member or Beneficiary, in such manner as the Committee shall direct; provided, however, that no such action by the Committee shall cause the acceleration or deferral of any benefit payments from the date on which such payments are scheduled to be made.
          Section 9.4 Indemnification.
          The Bank shall indemnify, hold harmless and defend each Member, Former Member and Beneficiary, against their reasonable costs, including legal fees, incurred by them or arising out of any action, suit or proceeding in which they may be involved, as a result of their efforts, in good faith, to defend or enforce the obligation of the Bank, the Company and any other Employer under the terms of the Plan.
          Section 9.5 Severability.
          A determination that any provision of the Plan is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.
          Section 9.6 Waiver.
          Failure to insist upon strict compliance with any of the terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.
          Section 9.7 Governing Law.
          The Plan shall be construed, administered and enforced according to the laws of the State of New Jersey without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts located in Bergen County, New Jersey shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any payment under this Plan, the Member and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes. Any payments made pursuant to this Plan are subject to and conditioned upon their compliance with 12 U.S.C. section 1828(k) and any regulations promulgated thereunder.
          Section 9.8 Withholding.

          Payments from this Plan shall be subject to all applicable federal, state and local income withholding taxes.
          Section 9.9 No Deposit Account.
          Nothing in this Plan shall be held or construed to establish any deposit account for any Member or any deposit liability on the part of the Bank. Members’ rights hereunder shall be equivalent to those of a general unsecured creditor of each Employer.
          Section 9.10 Rights of Employees.
          No Employee shall have any right or claim to any benefit under the Plan except in accordance with the provisions of the Plan. The establishment of the Plan shall not be construed as conferring upon any Employee or other person any legal right to a continuation of employment or to any terms or conditions of employment, nor as limiting or qualifying the right of an Employer to discharge any Employee.
          Section 9.11 Status of Plan Under ERISA.
          The Plan is intended to be (a) to the maximum extent permitted under applicable laws, an unfunded, non-qualified excess benefit plan as contemplated by section 3(36) of ERISA for the purpose of providing benefits in excess of the limitations imposed under section 415 of the Code, and (b) to the extent not so permitted, an unfunded, non-qualified plan maintained primarily for the purpose of providing deferred compensation for highly compensated employees, as contemplated by sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan is not intended to comply with the requirements of section 401(a) of the Code or to be subject to Parts 2, 3 and 4 of Title I of ERISA. The Plan shall be administered and construed so as to effectuate this intent.
          Section 9.12 Successors and Assigns.
          The provisions of the Plan will inure to the benefit of and be binding upon the Members and their respective legal representatives and testate or intestate distributees, and each Employer and their respective successors and assigns, including any successor by merger or consolidation or statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of any Employer may otherwise be sold or otherwise transferred.
          Section 9.13 Compliance with Section 409A of the Code.
          The Plan is intended to be a non-qualified deferred compensation plan described in section 409A of the Code. The Plan shall be operated, administered and construed to give effect to such intent. In addition, the Plan shall be subject to amendment, with or without advance notice to Members and other interested parties, and on a prospective or retroactive basis, including but not limited to amendment in a manner that adversely affects the rights of Members and other interested parties, to the extent necessary to effect such compliance.